Exhibit 10.22

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U.S. DOE Cooperative Agreement No. DE-FC26-05NT42307

DOE F 4600.1#                                            U.S. DEPARTMENT OF ENERGY
(10/04)                                            NOTICE OF FINANCIAL ASSISTANCE AWARD


Under the authority of Public Law    95-91 DOE Organization Act
                                 ---------------------------------------------------------------------------------------------------

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
  1. PROJECT TITLE "Low-Cost Options for Moderate Levels of Mercury      2. INSTRUMENT TYPE
     Control"
                                                                            | | GRANT               |X| COOPERATIVE AGREEMENT
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  3. RECIPIENT (Name, address, zip code, area code and telephone no.)    4. INSTRUMENT NO.              5. AMENDMENT NO.
       ADA-ES, Inc.                                                         DE-FC26-05NT42307              A000
       8100 SouthPark Way, Unit B
       Littleton, CO  80120

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                                                                        6.  BUDGET PERIOD               7. PROJECT PERIOD

                                                                     FROM: 02/10/05  THRU: 02/09/08   FROM: 02/10/05  THRU: 02/09/08
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  8. RECIPIENT PROJECT DIRECTOR (Name and telephone no.)               10. TYPE OF AWARD
       David Muggli (303) 734-1727 Ext. 129 davidm@adaes.com
                                                                            |X|  NEW             | |  CONTINUATION     | | RENEWAL

                                                                            | |  REVISION        | |  SUPPLEMENT
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  9. RECIPIENT BUSINESS OFFICER (Name and telephone no.)
      Richard Schlager (303) 734-1727 Ext. 101 richards@adaes.com
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11. DOE PROJECT OFFICER (Name, address, zip code, telephone no.)      12. ADMINISTERED FOR DOE BY (Name, address, zip code,
    Andrew O'Palko 304-285-4715 E-mail: Andrew.OPalko@netl.doe.gov        telephone no. Keith R. Miles  412-386-5984
    U.S. Department of Energy, National Energy Technology Laboratory      E-mail: miles@netl.doe.gov
    3610 Collins Ferry Road,                                              U. S. Department of Energy, National Energy Technology
    P. O. Box 880, MS C04                                                 Laboratory
    Morgantown, WV 26507-0880                                             P. O. Box 10940,  MS 921-143
                                                                          626 Cochrans Mill Road
                                                                          Pittsburgh, PA 15236-0940
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13. RECIPIENT TYPE

     | |  STATE GOV'T        | |   INDIAN TRIBAL GOV'T        | |   HOSPITAL          |X|  FOR PROFIT           | |  INDIVIDUAL
                                                                                           ORGANIZATION
     | |  LOCAL GOV'T        | |   INSTITUTION OF             | |   OTHER NONPROFIT   |X|  C  | |  P   | |  SP  | |  OTHER (Specify)
                                   HIGHER EDUCATION                 ORGANIZATION
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14. ACCOUNTING AND APPROPRIATIONS DATA: 26-05NT42307.000              15. EMPLOYER I.D. NUMBER

                                                                          a. TIN: 84-1341182
                                                                          b. DUNS: 13-331-4067
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a. Appropriation Symbol    b. B&R Number    c. FT/AFP/OC    d. CFA Number

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16. BUDGET AND FUNDING INFORMATION
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a. CURRENT BUDGET PERIOD INFORMATION                                            b. CUMULATIVE DOE OBLIGATIONS
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(1)  DOE Funds Obligated This Action                $   600,000.00         (1) This Budget Period                 $600,000.00
(2)  DOE Funds Authorized for Carry Over            $         0.00             [Total of lines a.(1) and a.(3)]
(3)  DOE Funds Previously Obligated in this Budget Period$    0.00
(4)  DOE Share of Total Approved Budget             $ 3,946,323.00         (2) Prior Budget Periods               $      0.00
(5)  Recipient Share of Total Approved Budget       $ 1,501,588.00
(6)  Total Approved Budget                          $ 5,447,910.00         (3) Project Period to Date             $600,000.00
                                                                               [Total of lines b.(1) and b.(2)]
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17. TOTAL ESTIMATED COST OF PROJECT, INCLUDING DOE FUNDS TO FFRDC: $5,447,910.00
    (This is the current estimated cost of the project. It is not a promise to award nor an authorization to expend funds in this amount.)
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18. AWARD AGREEMENT TERMS AND CONDITIONS
    This award/agreement consists of this form plus the following:
    a. Special terms and conditions.
    b. Applicable program regulations (specify)
    (Date)                            .
           ---------------------------
    c. DOE Assistance Regulations, 10 CFR Part 600at http://ecfr.gpoaccess.gov or, if the award is a grant to a Federal
    Demonstration Partnership (FDP) institution, the FDP Terms & Conditions and the DOE FDP Agency Specific Requirements at
    http://www.nsf.gov.
    d. Application/proposal as approved by DOE.
    e. National Policy Assurances to Be Incorporated as Award Terms at http://grants.pr.doe.gov.
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19. REMARKS


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20. EVIDENCE OF RECIPIENT ACCEPTANCE                                  21. AWARDED BY

    /s/ Richard J Schlager                           2/17/05              /s/ Richard D Rogus                               2/10/05
    --------------------------------------------------------              ----------------------------------------------------------
    (Signature of Authorized Recipient Official)      (Date)              (Signature)                                       (Date)

    Richard Schlager                                                      Richard D. Rogus
    --------------------------------------------------------              ----------------------------------------------------------
                              (Name)                                                                 (Name)

    Vice President                                                        Contracting Officer
    --------------------------------------------------------              ----------------------------------------------------------
                              (Title)
                                                                                                     (Title)
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                                               TABLE OF CONTENTS



SECTION I - SPECIAL TERMS AND CONDITIONS..........................................................................4
-------------------------------------------------------------------------------------------------------------------

   RESOLUTION OF CONFLICTING CONDITIONS (OCT 2004)................................................................4
   -----------------------------------------------
   LIMITATION OF GOVERNMENT LIABILITY.............................................................................4
   PAYMENT PROCEDURES - REIMBURSEMENT THROUGH THE AUTOMATED STANDARD
   -----------------------------------------------------------------
   APPLICATION FOR PAYMENTS (ASAP) SYSTEM (OCT 2004)..............................................................4
   -------------------------------------------------
   COST SHARING (OCT 2004)........................................................................................5
   -----------------------
   INCREMENTAL FUNDING (OCT 2004).................................................................................5
   ------------------------------
   STATEMENT OF FEDERAL STEWARDSHIP (OCT 2004)....................................................................6
   -------------------------------------------
   STATEMENT OF SUBSTANTIAL INVOLVEMENT (OCT 2004)................................................................6
   -----------------------------------------------
   SITE VISITS (OCT 2004).........................................................................................6
   ----------------------
   REPORTING REQUIREMENTS (OCT 2004)..............................................................................7
   ---------------------------------
   PUBLICATIONS (OCT 2004)........................................................................................7
   -----------------------
   FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS OCT 2004)...........................................................8
   ----------------------------------------------------
   INTELLECTUAL PROPERTY PROVISIONS (OCT 2004)....................................................................8
   -------------------------------------------
   NATIONAL SECURITY: CLASSIFIABLE RESULTS ORIGINATING UNDER AN AWARD (OCT 2004)..................................8
   -----------------------------------------------------------------------------
   LOBBYING RESTRICTIONS (OCT 2004)...............................................................................9
   --------------------------------
   NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS -- SENSE OF CONGRESS (OCT 2004)..........9
   -----------------------------------------------------------------------------------------------------
   COMPLIANCE WITH BUY AMERICAN ACT (OCT 2004)....................................................................9
   -------------------------------------------
   ANNUAL INDIRECT COST PROPOSAL AND RECONCILIATION (OCT 2004)....................................................9
   -----------------------------------------------------------
   REAL PROPERTY - NONE (JAN 1999)................................................................................9
   -------------------------------
   RECIPIENT ACQUIRED PROPERTY - FOR-PROFIT ORGANIZATIONS (JAN 2004).............................................10
   -----------------------------------------------------------------
   FEDERALLY OWNED PROPERTY (GOVERNMENT-FURNISHED) - NONE (JAN 1999).............................................10
   -----------------------------------------------------------------
   ACKNOWLEDGMENT OF FEDERAL FUNDING (NOV 1998)..................................................................10
   --------------------------------------------
   PUBLIC ACCESS TO INFORMATION (APR 2000).......................................................................10
   ---------------------------------------
   NOTICE REGARDING UNALLOWABLE COSTS AND LOBBYING ACTIVITIES (NOV 1998).........................................10
   ---------------------------------------------------------------------
   RECIPIENT PRESS RELEASES (APR 1998)...........................................................................10
   -----------------------------------
   HAZARDOUS WASTES MANIFESTS AND LABELS (MAR 2003)..............................................................11

SECTION II - INTELLECTUAL PROPERTY PROVISIONS....................................................................12
-------------------------------------------------------------------------------------------------------------------

   INTELLECTUAL PROPERTY PROVISIONS (FOR-PROFIT R&D) (JAN 2004)..................................................12
   ------------------------------------------------------------
   CONFIDENTIAL BUSINESS INFORMATION (JAN 2004)..................................................................12
   --------------------------------------------
   52.227-1 AUTHORIZATION AND CONSENT (JUL 1995) - ALTERNATE I (APR 1984)........................................12
   ----------------------------------------------------------------------
   52.227-2 NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (AUG 1996).........................12
   -------------------------------------------------------------------------------------
   PATENT RIGHTS (SMALL BUSINESS FIRMS AND NONPROFIT ORGANIZATIONS) (OCT 2003)...................................13
   ---------------------------------------------------------------------------
   RIGHTS IN DATA - GENERAL (OCT 2003)...........................................................................19
   -----------------------------------
   LIMITED RIGHTS DATA (JAN 2004)................................................................................24
   ------------------------------
   52.227-23 RIGHTS TO PROPOSAL DATA (TECHNICAL). (JUN 1987).....................................................25
   ---------------------------------------------------------

SECTION III -  LIST OF ATTACHMENTS...............................................................................26
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   ATTACHMENT A -- STATEMENT OF PROJECT OBJECTIVES...............................................................27
   -----------------------------------------------
   ATTACHMENT B - FEDERAL ASSISTANCE REPORTING CHECKLIST.........................................................42
   -----------------------------------------------------
   ATTACHMENT C - BUDGET PAGE(S).................................................................................50
   --------------------------
   ATTACHMENT D -- RECIPIENT ACQUIRED PROPERTY...................................................................51
   -------------------------------------------

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                    SECTION I - SPECIAL TERMS AND CONDITIONS


RESOLUTION OF CONFLICTING CONDITIONS (OCT 2004) )
-------------------------------------------------

Any apparent inconsistency between Federal statutes and regulations and the terms and conditions contained in this award must be referred to the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award for guidance.

LIMITATION ON PERFORMANCE AND MAXIMUM GOVERNMENT LIABILITY
----------------------------------------------------------

In performing the Statement of Project Objectives (Attachment A) under this Cooperative Agreement, the Recipient intends to evaluate two technologies (TOXECON IITM and high-temperature sorbents) at four (4) different sites. The Recipient plans on testing TOXECON IITM at AEP Gavin (high S bituminous), and Entergy Independence (PRB), and will test high-temperature sorbents at MidAmerican's Council Bluffs and Louisa (PRB) sites. It is recognized that the sequence of field testing may change; however, regardless of the order in which the field testing is conducted host site agreements will be executed and furnished to DOE for each site PRIOR to the conduct of specific testing.

(a) The Recipient must provide to DOE a fully executed host site for each of the proposed field testing locations prior to the conduct of any field testing.

(b) For the selected sequence of field testing, the Recipient is authorized to perform associated (site specific) activities including: Task 1 for each site entitled "Site Coordination, Kickoff Meeting, Test Plan, and QA/QC Plan," the portion (i.e., limited to pre-site testing) of Task 2 for each site entitled "Design and Install Site Specific Equipment," and associated Task 11 "Management and Reporting," but not authorized to incur project expenditures exceeding the DOE share shown below:

     o    Louisa - $50,000
     o    Council Bluffs - $404,000
     o    Gavin - $370,000
     o    Independence - $345,000

until such time as an executed host site agreement is furnished to the DOE which:

          (1) provides for the use of the selected (AEP Gavin; Entergy Independence (PRB); MidAmerican Council Bluffs; or Louisa) facility for the project, or
          (2) provides the use of an alternate host site that is acceptable to DOE.

(c) In the event the Recipient has not satisfied the conditions set forth above, DOE shall have the right to declare the cooperative agreement concluded. In such event, DOE shall not be liable for any costs in excess of the amounts shown above.

PAYMENT PROCEDURES - REIMBURSEMENT THROUGH THE AUTOMATED STANDARD APPLICATION FOR PAYMENTS (ASAP) SYSTEM (OCT 2004)
-----------------------------------------------------------------------------

a. Method of Payment. Payment will be made by reimbursement through the Department of Treasury's ASAP system.

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b.   Requesting Reimbursement. Requests for reimbursements must be made through the ASAP system. Your requests for reimbursement should coincide with your normal billing pattern, but not more frequently than every two weeks. Each request must be limited to the amount of disbursements made for the federal share of direct project costs and the proportionate share of allowable indirect costs incurred during that billing period.

c. Adjusting payment requests for available cash. You must disburse any funds that are available from repayments to and interest earned on a revolving fund, program income, rebates, refunds, contract settlements, audit recoveries, credits, discounts, and interest earned on any of those funds before requesting additional cash payments from DOE.

d. Payments. All payments are made by electronic funds transfer to the bank account identified on the ASAP Bank Information Form that you filed with the U.S. Department of Treasury.

COST SHARING (OCT 2004)
-----------------------

a. Notwithstanding the recipient's cost share described below in paragraph b, you must cost share a minimum of 27.6 percent of the total allowable Project Costs (Total allowable Project Costs are the sum of the Government share and the Recipient share of allowable project costs). Your cost share must come from non-Federal sources. By accepting federal funds under this award, you agree that you are liable for your percentage share of the total allowable Project Costs incurred even if the project is terminated early or is not funded to its completion.

b. Total Estimated Project Cost is the sum of the Government share and Recipient share of the estimated project costs. This cost is shared as follows:

           Total Estimated Cost of Project:          $5,447,910
                                    DOE:             $3,946,323        72.4%
                                    Participant:      1,501,588        27.6%

c. If you discover that you may be unable to provide cost sharing of at least the amount identified in paragraph b of this article, you should immediately provide written notification to the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award indicating whether you will continue or phase out the project. If you plan to continue the project, the notification must describe how replacement cost sharing will be secured.

d. You must maintain records of all project costs that you claim as cost sharing, including in-kind costs, as well as records of costs to be paid by DOE. Such records are subject to audit.

e. Failure to provide the cost sharing required in paragraphs a and b may result in the subsequent recovery by DOE of some or all the funds provided under the award.

INCREMENTAL FUNDING (OCT 2004)
------------------------------

This budget period is funded on an incremental basis. The maximum obligation of the DOE is limited to $600,000.00 (the amount shown in Block 16.b. (3) "CUMULATIVE DOE OBLIGATIONS Project Period to Date" on the Notice of Financial Assistance Award). You are not obligated to continue performance of the project

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beyond the total amount shown in Block 16.b. (3) and your pro rata share of the project costs, if cost sharing is required. Subject to the availability of additional funds, DOE anticipates obligating the total amount shown in Block 16.a. (4) for the current budget period.

STATEMENT OF FEDERAL STEWARDSHIP (OCT 2004)
-------------------------------------------

DOE will exercise normal Federal stewardship in overseeing the project activities performed under this award. Stewardship activities include, but are not limited to, conducting site visits; reviewing performance and financial reports; providing technical assistance and/or temporary intervention in unusual circumstances to correct deficiencies which develop during the project; assuring compliance with terms and conditions; and reviewing technical performance after project completion to insure that the award objectives have been accomplished.

STATEMENT OF SUBSTANTIAL INVOLVEMENT (OCT 2004)
-----------------------------------------------


RECIPIENT'S RESPONSIBILITIES.  The Recipient is responsible for:

     Performing the activities supported by this award, including providing the required personnel, facilities, equipment, supplies and services;

     Defining approaches and plans, submitting the plans to DOE for review, and incorporating DOE comments;

     Managing and conducting the project activities;

     Attending semiannual program review meetings and reporting project status;

     Submitting technical reports and incorporating DOE comments; and;

     Presenting the project results at appropriate technical conferences or meetings as directed by the DOE Project Officer.

DOE  RESPONSIBILITIES.  DOE is responsible for:

     Reviewing in a timely manner project plans, including technology transfer plans, and redirecting the work effort if the plans do not address critical programmatic issues;

     Conducting semiannual program review meetings to ensure adequate progress and that the work accomplishes the program and project objectives. Redirecting work or shifting work emphasis, if needed;

     Promoting and facilitating technology transfer activities, including disseminating program results through presentations and publications; and

     Serving as scientific/technical liaison between awardees and other program or industry staff.

SITE VISITS (OCT 2004)
----------------------

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DOE's authorized representatives have the right to make site visits at reasonable times to review project accomplishments and management control systems and to provide technical assistance, if required. You must provide and must require your subawardees to provide reasonable facilities and assistance for the safety and convenience of the government representatives in the performance of their duties. All site visits and evaluations must be performed in a manner that does not unduly interfere with or delay the work.

REPORTING REQUIREMENTS (OCT 2004)
---------------------------------

a. Requirements. The reporting requirements for this award are identified on the Federal Assistance Reporting Checklist, DOE F 4600.2, attached to this award. Failure to comply with these reporting requirements is considered a material noncompliance with the terms of the award. Noncompliance may result in withholding of future payments, suspension or termination of the current award, and withholding of future awards. A willful failure to perform, a history of failure to perform, or unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

b. Dissemination of scientific/technical reports. Scientific/technical reports submitted under this award will be disseminated on the Internet via the DOE Information Bridge (www.osti.gov/bridge), unless the report contains patentable material, protected data or SBIR/STTR data. In addition, these reports must not contain any limited rights data (proprietary data), classified information, information subject to export control classification, or other information not subject to release. Citations for journal articles produced under the award will appear on the DOE Energy Citations Database (www.osti.gov/ecd).

PUBLICATIONS (OCT 2004)
-----------------------

a. You are encouraged to publish or otherwise make publicly available the results of the work conducted under the award.

b. An acknowledgment of Federal support and a disclaimer must appear in the publication of any material, whether copyrighted or not, based on or developed under this project, as follows:

     Acknowledgment: "This material is based upon work supported by the Department of Energy [National Nuclear Security Administration] [add name(s) of other agencies, if applicable] under Award Number(s) [enter the award number(s)]."

     Disclaimer: "This report was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof."

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FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS (OCT 2004)
-----------------------------------------------------

You must obtain any required permits and comply with applicable federal, state, and municipal laws, codes, and regulations for work performed under this award.

INTELLECTUAL PROPERTY PROVISIONS (DEC 2004)
-------------------------------------------

The intellectual property provisions applicable to this award are provided in
Section II of this award.

NATIONAL SECURITY: CLASSIFIABLE RESULTS ORIGINATING UNDER AN AWARD (OCT 2004)
-----------------------------------------------------------------------------

a. This award is intended for unclassified, publicly releasable research. You will not be granted access to classified information. DOE does not expect that the results of the research project will involve classified information. Under certain circumstances, however, a classification review of information originated under the award may be required. The Department may review research work generated under this award at any time to determine if it requires classification.

b. Executive Order 12958 (60 Fed. Reg. 19,825 (1995)) states that basic scientific research information not clearly related to the national security shall not be classified. Nevertheless, some information concerning (among other things) scientific, technological, or economic matters relating to national security or cryptology may require classification. If you originate information during the course of this award that you believe requires classification under this Executive order, you must promptly:

     1. Notify the DOE Project Officer identified in Block 11 and the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award;

     2. Submit the information by registered mail directly to the Director, Office of Classification and Information Control, SO-10.2; U.S. Department of Energy; P.O. Box A; Germantown, MD 20875-0963, for classification review.

     3. Restrict access to the information to the maximum extent possible until you are informed that the information is not classified, but no longer than 30 days after receipt by the Director, Office of Classification and Information Control.

c. If you originate information concerning the production or utilization of special nuclear material (i.e., plutonium, uranium enriched in the isotope 233 or 235, and any other material so determined under section 51 of the Atomic Energy Act) or nuclear energy, you must:

     1. Notify the DOE Project Officer identified in Block 11 and the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award.

     2. Submit the information by registered mail directly to the Director, Office of Classification and Information Control, SO-10.2; U.S. Department of Energy; P. O. Box A; Germantown, MD 20875-0963 for classification review within 180 days of the date the recipient first discovers or first has reason to believe that the information is useful in such production or utilization.

     3. Restrict access to the information to the maximum extent possible until you are informed that the information is not classified, but no longer than 90 days after receipt by the Director, Office of Classification and Information Control.

d. If DOE determines any of the information requires classification, you agree that the Government may terminate the award by mutual agreement in accordance with 10 CFR 600.25(d). All material deemed to be classified must be forwarded to the DOE, in a manner specified by DOE.

e. If DOE does not respond within the specified time periods, you are under no further obligation to restrict access to the information.

LOBBYING RESTRICTIONS (OCT 2004)
--------------------------------

By accepting funds under this award, you agree that none of the funds obligated on the award shall be made available for any activity or the publication or distribution of literature that in any way tends to promote public support or opposition to any legislative proposal on which Congressional action is not complete. This restriction is in addition to those prescribed elsewhere in statute and regulation.

NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS -- SENSE OF CONGRESS (OCT 2004)
------------------------------------------------------------------------------

It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

COMPLIANCE WITH BUY AMERICAN ACT (OCT 2004)
-------------------------------------------

By accepting funds under this award, you agree to comply with sections 2 through 4 of the Act of March 3, 1933 (41 U.S.C. 10a - 10c, popularly known as the "Buy American Act"). You should review the provisions of the Act to ensure that expenditures made under this award are in accordance with it.

ANNUAL INDIRECT COST PROPOSAL AND RECONCILIATION (OCT 2004)
-----------------------------------------------------------

a. In accordance with the applicable cost principles, you must submit an annual indirect cost proposal, reconciled to your financial statements, within six months after the close of each fiscal year, unless you have negotiated a predetermined or fixed indirect rate(s), or fixed amount for indirect or facilities and administration (F&A) costs.

b. You should submit your annual indirect cost proposal directly to the cognizant agency for negotiating and approving indirect costs. If DOE is the cognizant agency, send your proposal to the Cognizant Department of Energy Office (CDO). If you do not have a cognizant agency or if you do not know your DOE CDO, contact the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award.

REAL PROPERTY - NONE (JAN 1999)
-------------------------------

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No real property may be acquired under this award.

RECIPIENT ACQUIRED PROPERTY - FOR-PROFIT ORGANIZATIONS (JAN 2004)
-----------------------------------------------------------------

Reference Attachment D for a listing of property authorized for acquisition under this award. Property acquired by the Recipient under this award shall be managed in accordance with 10 CFR 600.320 to 10 CFR 600.325, and reported as prescribed in Attachment B, Federal Assistance Reporting Checklist.

FEDERALLY OWNED PROPERTY (GOVERNMENT-FURNISHED) - NONE (JAN 1999)
-----------------------------------------------------------------

No Government-furnished property is provided under this award.

ACKNOWLEDGMENT OF FEDERAL FUNDING (NOV 1998)
--------------------------------------------

When issuing statements, press releases, requests for proposals, bid solicitations, and other documents describing this project, the Recipient shall clearly state (1) the percentage of the total cost of the project which will be financed with Federal money, and (2) the dollar amount of Federal funds for the project.

PUBLIC ACCESS TO INFORMATION (APR 2000)
---------------------------------------

The Freedom of Information Act, as amended, and the DOE implementing regulations (10 CFR 1004) require DOE to release certain documents and records regarding awards to any person who provides a written request. The intended use of the information will not be a criterion for release.

NOTICE REGARDING UNALLOWABLE COSTS AND LOBBYING ACTIVITIES (NOV 1998)
---------------------------------------------------------------------

Recipients of financial assistance are cautioned to carefully review the allowable cost and other provisions applicable to expenditures under their particular award instruments. If financial assistance funds are spent for purposes or in amounts inconsistent with the allowable cost or any other provisions governing expenditures in an award instrument, the government may pursue a number of remedies against the Recipient, including in appropriate circumstances, recovery of such funds, termination of the award, suspension or debarment of the Recipient from future awards, and criminal prosecution for false statements.

Particular care should be taken by the Recipient to comply with the provisions prohibiting the expenditure of funds for lobbying and related activities. Financial assistance awards may be used to describe and promote the understanding of scientific and technical aspects of specific energy technologies, but not to encourage or support political activities such as the collection and dissemination of information related to potential, planned or pending legislation.

RECIPIENT PRESS RELEASES (APR 1998)
-----------------------------------

The DOE policy and procedure on planned press releases requires that all Recipient press releases be reviewed and approved by DOE prior to issuance. Therefore, the Recipient shall, at least ten (10) days prior to the planned issue date, submit a draft copy to the Contracting Officer of any planned press releases related to work performed under this award. The Contracting Officer will then obtain necessary reviews and clearances and provide the Recipient with the results of such reviews prior to the planned issue date.

HAZARDOUS WASTES MANIFESTS AND LABELS (MAR 2003)
------------------------------------------------

The Recipient shall not identify, on wastes manifests or container labels or otherwise, the DOE or the NETL as the owner or generator of hazardous wastes without written permission, signed by either the NETL Director or both the NETL Contracting Officer and the NETL ES&H Division Director, unless expressly and specifically permitted by the award.

                  SECTION II - INTELLECTUAL PROPERTY PROVISIONS
                  ---------------------------------------------

INTELLECTUAL PROPERTY PROVISIONS  (JAN 2004)
--------------------------------  ----------

The patent and technical data clauses included in this section apply to this award. As used in these applicable clauses, the term "Patent Counsel" refers to the following point of contact:

                           Intellectual Property Law Division
                           U.S. Department of Energy
                           Chicago Operations Office
                           9800 South Cass Avenue
                           Argonne, IL 60439

In reading these provisions, any reference to "contractor" shall mean "recipient", and any reference to "contract" or "subcontract" shall mean "award" or "subaward".

The Recipient shall include intellectual property clauses in any subaward in accordance with requirements of the clauses in this section and of 10 CFR Parts
600.136 or 600.325 as appropriate.

CONFIDENTIAL BUSINESS INFORMATION (JAN 2004)
--------------------------------------------

Information represented to the Department as being confidential business information, and which does not include "Technical Data" as that term is defined in the "Rights in Data" clause in this agreement, shall be submitted as an attachment to the required reports and will be withheld from disclosure outside the U.S. Government to the extent permitted by law. Such attachment and each page therein shall be stamped with the following legend and no other:

                        CONFIDENTIAL BUSINESS INFORMATION

     The Recipient considers the material furnished herein to contain confidential business information which is to be withheld from disclosure outside the U.S. Government to the extent permitted by law.

52.227-1 AUTHORIZATION AND CONSENT (JUL 1995) - ALTERNATE I (APR 1984)
----------------------------------------------------------------------

(a) The Government authorizes and consents to all use and manufacture of any invention described in and covered by a United States patent in the performance of this contract or any subcontract at any tier.

(b) The Contractor agrees to include, and require inclusion of, this clause, suitably modified to identify the parties, in all subcontracts at any tier for supplies or services (including construction, architect-engineer services, and materials, supplies, models, samples, and design or testing services expected to exceed the simplified acquisition threshold); however, omission of this clause from any subcontract, including those at or below the simplified acquisition threshold, does not affect this authorization and consent.

52.227-2 NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (AUG
1996)
-------------------------------------------------------------------------------

(a) The Contractor shall report to the Contracting Officer, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this contract of which the Contractor has knowledge.

(b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this contract or out of the use of any supplies furnished or work or services performed under this contract, the Contractor shall furnish to the Government, when requested by the Contracting Officer, all evidence and information in possession of the Contractor pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the Contractor has agreed to indemnify the Government.

(c) The Contractor agrees to include, and require inclusion of, this clause in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for material, supplies, models, samples, or design or testing services) expected to exceed the simplified acquisition threshold at FAR 2.101.

PATENT RIGHTS (SMALL BUSINESS FIRMS AND NONPROFIT ORGANIZATIONS) (OCT 2003)
---------------------------------------------------------------------------

(a)  Definitions

     Invention means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.). Made when used in relation to any invention means the conception or first actual reduction to practice of such invention.

     Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a State nonprofit organization statute.

     Practical application means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

     Small business firm means a small business concern as defined at section 2 of Public Law 85-536 (16 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3 through 121.8 and 13 CFR 121.3 through 121.12, respectively, will be used.

     Subject invention means any invention of the Recipient conceived or first actually reduced to practice in the performance of work under this award, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d) must also occur during the period of award performance.

(b)  Allocation of Principal Rights

     The Recipient may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this Patent Rights clause and 35 U.S.C. 203. With respect to any subject invention in which the Recipient retains title, the Federal Government shall have a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the U.S. the subject invention throughout the world.

(c) Invention Disclosure, Election of Title and Filing of Patent Applications by Recipient

     (1) The Recipient will disclose each subject invention to DOE within two months after the inventor discloses it in writing to Recipient personnel responsible for the administration of patent matters. The disclosure to DOE shall be in the form of a written report and shall identify the award under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to DOE, the Recipient will promptly notify DOE of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Recipient.

     (2) The Recipient will elect in writing whether or not to retain title to any such invention by notifying DOE within two years of disclosure to DOE. However, in any case where publication, on sale, or public use has initiated the one-year statutory period wherein valid patent protection can still be obtained in the U.S., the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

     (3) The Recipient will file its initial patent application on an invention to which it elects to retain title within one year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the U.S. after a publication, on sale, or public use. The Recipient will file patent applications in additional countries or international patent offices within either ten months of the corresponding initial patent application, or six months from the date when permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications when such filing has been prohibited by a Secrecy Order.

     (4) Requests for extension of the time for disclosure to DOE, election, and filing under subparagraphs (c) (1), (2), and (3) of this clause may, at the discretion of DOE, be granted.

(d)  Conditions When the Government May Obtain Title

     The Recipient will convey to DOE, upon written request, title to any subject invention:

     (1) If the Recipient fails to disclose or elect the subject invention within the times specified in paragraph (c) of this patent rights clause, or elects not to retain title; provided that DOE may only request title within 60 days after learning of the failure of the Recipient to disclose or elect within the specified times;

     (2) In those countries in which the Recipient fails to file patent applications within the times specified in paragraph (c) of this Patent Rights clause; provided, however, that if the Recipient has filed a patent application in a country after the times specified in paragraph (c) of this Patent Rights clause, but prior to its receipt of the written request of DOE, the Recipient shall continue to retain title in that country; or

     (3) In any country in which the Recipient decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in a reexamination or opposition proceeding on, a patent on a subject invention.

(e)  Minimum Rights to Recipient and Protection of the Recipient Right To File

     (1) The Recipient will retain a non-exclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Recipient fails to disclose the subject invention within the times specified in paragraph (c) of this Patent Rights clause. The Recipient's license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Recipient is a party and includes the right to grant sublicenses of the same scope of the extent the Recipient was legally obligated to do so at the time the award was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Recipient's business to which the invention pertains.

     (2) The Recipient's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR part 404 and the agency's licensing regulation, if any. This license will not be revoked in that field of use or the geographical areas in which the Recipient has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at discretion of the funding Federal agency to the extent the Recipient, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

     (3) Before revocation or modification of the license, the funding Federal agency will furnish the Recipient a written notice of its intention to revoke or modify the license, and the Recipient will be allowed thirty days (or such other time as may be authorized by DOE for good cause shown by the Recipient) after the notice to show cause why the license should not be revoked or modified. The Recipient has the right to appeal, in accordance with applicable regulations in 37 CFR Part 404 and the agency's licensing regulations, if any, concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

(f)  Recipient Action To Protect Government's Interest

     (1) The Recipient agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to:

          (i) Establish or confirm the rights the Government has throughout the world in those subject inventions for which the Recipient retains title; and

          (ii) Convey title to DOE when requested under paragraph (d) of this Patent Rights clause, and to enable the government to obtain patent protection throughout the world in that subject invention.

     (2) The Recipient agrees to require, by written agreement, its employees, other than clerical and non-technical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Recipient each subject invention made under this award in order that the Recipient can comply with the disclosure provisions of paragraph
          (c) of this Patent Rights clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. The disclosure format should require, as a minimum, the information requested by paragraph
          (c)(1) of this Patent Rights clause. The Recipient shall instruct such employees through the employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

     (3) The Recipient will notify DOE of any decision not to continue prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

     (4) The Recipient agrees to include, within the specification of any U.S. patent application and any patent issuing thereon covering a subject invention, the following statement: "This invention was made with Government support under (identify the award) awarded by (identify
          DOE). The Government has certain rights in this invention."

(g)  Subaward/Contract

     (1) The Recipient will include this Patent Rights clause, suitably modified to identify the parties, in all subawards/contracts, regardless of tier, for experimental, developmental or research work to be performed by a small business firm or nonprofit organization. The subrecipient/contractor will retain all rights provided for the Recipient in this Patent Rights clause, and the Recipient will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractors' subject inventions.

     (2) The Recipient will include in all other subawards/contracts, regardless of tier, for experimental, developmental or research work, the patent rights clause required by 10 CFR 600.325(c).

     (3) In the case of subawards/contracts at any tier, DOE, the Recipient, and the subrecipient/contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subrecipient/contractor and DOE with respect to those matters covered by the clause.

(h)  Reporting on Utilization of Subject Inventions

     The Recipient agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Recipient or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Recipient and such other data and information as DOE may reasonably specify. The Recipient also agrees to provide additional reports in connection with any march-in proceeding undertaken by DOE in accordance with paragraph (j) of this Patent Rights clause. As required by 35 U.S.C. 202(c)(5), DOE agrees it will not disclose such information to persons outside the Government without the permission of the Recipient.

(i)  Preference for United States Industry.

     Notwithstanding any other provision of this Patent Rights clause, the Recipient agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the U.S. unless such person agrees that any products embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the U.S. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Recipient or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the U.S. or that under the circumstances domestic manufacture is not commercially feasible.

(j)  March-in-Rights

     The Recipient agrees that with respect to any subject invention in which it has acquired title, DOE has the right in accordance with procedures at 37 CFR 401.6 and any supplemental regulations of the Agency to require the Recipient, an assignee or exclusive licensee of a subject invention to grant a non-exclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances and if the Recipient, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that:

     (1) Such action is necessary because the Recipient or assignee has not taken or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

     (2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Recipient, assignee, or their licensees;

     (3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Recipient, assignee, or licensee; or

     (4)  Such action is necessary because the agreement required by paragraph
          (i) of this Patent Rights clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the U.S. is in breach of such agreement.

(k)  Special Provisions for Awards With Nonprofit Organizations

     If the Recipient is a nonprofit organization, it agrees that:

     (1) Rights to a subject invention in the U.S. may not be assigned without the approval of DOE, except where such assignment is made to an organization which has as one of its primary functions the management of inventions, provided that such assignee will be subject to the same provisions as the Recipient;

     (2) The Recipient will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when DOE deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

     (3) The balance of any royalties or income earned by the Recipient with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions, will be utilized for the support of scientific or engineering research or education; and

     (4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms and that it will give preference to a small business firm if the Recipient determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided that the Recipient is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the Recipient. However, the Recipient agrees that the Secretary of Commerce may review the Recipient's licensing program and decisions regarding small business applicants, and the Recipient will negotiate changes to its licensing policies, procedures or practices with the Secretary when the Secretary's review discloses that the Recipient could take reasonable steps to implement more effectively the requirements of this paragraph (k)(4).

(l)  Communications

     All communications required by this Patent Rights clause should be sent to the DOE Patent Counsel address listed in the Award Document.

(m)  Electronic Filing

     Unless otherwise Specified in the award, the information identified in paragraphs (f)(2) and (f)(3) may be electronically filed.

RIGHTS IN DATA - GENERAL (OCT 2003)
-----------------------------------

(a)  Definitions

     Computer Data Bases, as used in this clause, means a collection of data in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.

     Computer software, as used in this clause, means (i) computer programs which are data comprising a series of instructions, rules, routines or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations and (ii) data comprising source code listings, design details, algorithms, processes, flow charts, formulae, and related material that would enable the computer program to be produced, created or compiled. The term does not include computer data bases.

     Data, as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to administration, such as financial, administrative, cost or pricing, or management information.

     Form, fit, and function data, as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, as well as data identifying source, size, configuration, mating, and attachment characteristics, functional characteristics, and performance requirements; except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formulae, and flow charts of the software.

     Limited rights, as used in this clause, means the rights of the Government in limited rights data as set forth in the Limited Rights Notice of subparagraph (g)(2) if included in this clause.

     Limited rights data, as used in this clause, means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.

     Restricted computer software, as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software; including minor modifications of such computer software.

     Restricted rights, as used in this clause, means the rights of the Government in restricted computer software, as set forth in a Restricted Rights Notice of subparagraph (g)(3) if included in this clause, or as otherwise may be provided in a collateral agreement incorporated in and made part of this contract, including minor modifications of such computer software.

     Technical data, as used in this clause, means data (other than computer software) which are of a scientific or technical nature. Technical data does not include computer software, but does include manuals and instructional materials and technical data formatted as a computer data base.

     Unlimited rights, as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

(b)  Allocations of Rights

     (1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in -

          (i)  Data first produced in the performance of this agreement;

          (ii) Form, fit, and function data delivered under this agreement;

          (iii) Data delivered under this agreement (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this agreement; and

          (iv) All other data delivered under this agreement unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph (g) of this clause.

     (2)  The Recipient shall have the right to -

          (i) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this agreement, unless provided otherwise in paragraph (d) of this clause;

          (ii) Protect from unauthorized disclosure and use those data which are limited rights data or restricted computer software to the extent provided in paragraph (g) of this clause;

          (iii) Substantiate use of, add or correct limited rights, restricted rights, or copyright notices and to take over appropriate action, in accordance with paragraphs (e) and (f) of this clause; and

          (iv) Establish claim to copyright subsisting in data first produced in the performance of this agreement to the extent provided in subparagraph (c)(1) of this clause.

(c)  Copyright

     (1) Data first produced in the performance of this agreement. Unless provided otherwise in paragraph (d) of this clause, the Recipient may establish, without prior approval of the Contracting Officer, claim to copyright subsisting in data first produced in the performance of this agreement. When claim to copyright is made, the Recipient shall affix the applicable copyright notices of 17 U.S.C. 401 or 402 and acknowledgement of Government sponsorship (including agreement number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For such copyrighted data, including computer software, the Recipient grants to the Government, and others acting on its behalf, a paid-up nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government.

     (2) Data not first produced in the performance of this agreement. The Recipient shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this agreement any data not first produced in the performance of this agreement and which contains the copyright notice of 17 U.S.C. 401 or 402, unless the Recipient identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in subparagraph (c)(1) of this clause; provided, however, that if such data are computer software the Government shall acquire a copyright license as set forth in subparagraph (g)(3) of this clause if included in this agreement or as otherwise may be provided in a collateral agreement incorporated in or made part of this agreement.

     (3) Removal of copyright notices. The Government agrees not to remove any copyright notices placed on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d)  Release, Publication and Use of Data

     (1) The Recipient shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this agreement, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided in this paragraph of this clause or expressly set forth in this agreement.

     (2) The Recipient agrees that to the extent it receives or is given access to data necessary for the performance of this award, which contain restrictive markings, the Recipient shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the contracting officer.

(e)  Unauthorized Marking of Data

     (1) Notwithstanding any other provisions of this agreement concerning inspection or acceptance, if any data delivered under this agreement are marked with the notices specified in subparagraph (g)(2) or (g)(3) of this clause and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this agreement, the Contracting Officer may at any time either return the data to the Recipient or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

          (i) The Contracting Officer shall make written inquiry to the Recipient affording the Recipient 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

          (ii) If the Recipient fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.

          (iii) If the Recipient provides written justification to substantiate the propriety of the markings within the period set in subparagraph (e)(1)(i) of this clause, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be cancelled or ignored. If the Contracting Officer determines that the markings are authorized, the Recipient shall be so notified in writing. If the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer shall furnish the Recipient a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Recipient files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer's decision. The Government shall continue to abide by the markings under this subparagraph (e)(1)(iii) until final resolution of the matter either by the Contracting Officer's determination becoming final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

     (2) The time limits in the procedures set forth in subparagraph (e)(1) of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

(f)  Omitted or Incorrect Markings

     (1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) of this clause, or the copyright notice required by paragraph (c) of this clause, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Recipient may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery or such data, permission to have notices placed on qualifying data at the Recipient's expense, and the Contracting Officer may agree to do so if the Recipient:

          (i)  Identifies the data to which the omitted notice is to be applied;

          (ii) Demonstrates that the omission of the notice was inadvertent;

          (iii) Establishes that the use of the proposed notice is authorized;
               and

          (iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

     (2)  The Contracting Officer may also:

          (i) Permit correction at the Recipient's expense of incorrect notices if the Recipient identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized, or

          (ii) Correct any incorrect notices.

(g)  Protection of Limited Rights Data and Restricted Computer Software

     When data other than that listed in subparagraphs (b)(1)(i), (ii), and
     (iii) of this clause are specified to be delivered under this agreement and qualify as either limited rights data or restricted computer software, if the Recipient desires to continue protection of such data, the Recipient shall withhold such data and not furnish them to the Government under this agreement. As a condition to this withholding, the Recipient shall identify the data being withheld and furnish form, fit, and function data in lieu thereof. Limited rights data that are formatted as a computer data base for delivery to the Government are to be treated as limited rights data and not restricted computer software.

(h)  Subaward/Contract

     The Recipient has the responsibility to obtain from its subrecipients/contractors all data and rights therein necessary to fulfill the Recipient's obligations to the Government under this agreement. If a subrecipient/contractor refuses to accept terms affording the Government such rights, the Recipient shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with the subaward/contract award without further authorization.

(i)  Additional Data Requirements

     In addition to the data specified elsewhere in this agreement to be delivered, the Contracting Officer may, at anytime during agreement performance or within a period of 3 years after acceptance of all items to be delivered under this agreement, order any data first produced or specifically used in the performance of this agreement. This clause is applicable to all data ordered under this subparagraph. Nothing contained in this subparagraph shall require the Recipient to deliver any data the withholding of which is authorized by this clause, or data which are specifically identified in this agreement as not subject to this clause. When data are to be delivered under this subparagraph, the Recipient will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

(j) The recipient agrees, except as may be otherwise specified in this award for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this award, inspect at the Recipient's facility any data withheld pursuant to paragraph (g) of this clause, for purposes of verifying the Recipient's assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Recipient whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection were made by a particular representative, the Contracting Officer shall designate an alternate inspector.

LIMITED RIGHTS DATA (JAN 2004)
------------------------------

(a) The limited rights data subject to the "Rights in Data" clause in this award are listed below. This listing of data, which are asserted by the Recipient to be limited rights data, does not constitute an admission by the Government that the data is in fact limited rights data.

          1. Sorbent injection system (design of sorbent storage and sorbent feeding equipment); and
          2.   Sorbents (manufacturing process and composition).

(b) If a patent is issued by the United States Patent and Trademark Office or the patent office of any foreign country based on any information asserted to be limited rights data, the Government will no longer treat any data contained in such issued patent as limited rights data. In addition, if any information asserted to be limited rights data results in or becomes a Subject Invention, as that term is defined in the patent rights clause of this agreement, the Government will only treat such data as limited rights data until the Recipient has filed its initial patent application.

(c) The Recipient shall not introduce or utilize any limited rights data not identified in paragraph (a) above in the performance of the award without the expressed written permission of the Contracting Officer.

(d) Minimum technical data deliverable with unlimited rights. Not withstanding any other provision of this award, the following technical data first produced under this award as a minimum, shall be delivered to the DOE with unlimited rights:

     1. Sorbent Injection System (operating parameters-throughput, airflow rate, location of injection ports, number of injection locations, general process diagram)
     2.   Sorbents
               a.   performance at removing mercury from flue gas (% removal)
               b. physical properties (particle size distribution, pore size, surface area, iodine numbers, sorption capacity)
               c. conditions of use (temperature, use rate, concentrations of gas components treated)
               d.   impacts of fly ash (if tested)

52.227-23 RIGHTS TO PROPOSAL DATA (TECHNICAL). (JUN 1987)
---------------------------------------------------------

Except for data contained in pages [None], it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the "Rights in Data - General" or the "Rights in Data - Programs Covered Under Special Data Statutes" clause contained in this contract) in and to the technical data contained in the proposal dated 04/30/04, upon which this contract is based.

                        SECTION III - LIST OF ATTACHMENTS
                        ---------------------------------


Attachment A -- Statement of Project Objectives

Attachment B -- Federal Assistance Reporting Checklist

Attachment C -- Budget Page(s)

Attachment D -- Recipient Acquired Property

                 ATTACHMENT A -- STATEMENT OF PROJECT OBJECTIVES
                 -----------------------------------------------

            "Low-Cost Options for Moderate Levels of Mercury Control"

     A. OBJECTIVES

     The purpose of the proposed test program is to evaluate two technologies that utilize the injection of sorbent materials to remove mercury from coal-fired power plant flue gas--TOXECON IITM and high-temperature sorbents.

     Key objectives of the program are to:

     o    lessen the cost of mercury control,
     o test control technology that is applicable to a different power plant configuration that is currently not adequately addressed (hot-side
          ESP),
     o test technology that is applicable to the largest population of power plant configurations, and
     o expand the database of what is known about mercury and control systems.

     The program will test TOXECON IITM at AEP Gavin (high S bituminous), and Entergy Independence (PRB). The program will test high-temperature sorbents at MidAmerican Council Bluffs and Louisa (PRB). In addition to the mentioned host sites, EPRI, Dynegy, and Oglethorpe Power are supporting the program with financial commitments.

     Because these technologies have not had previous widespread testing at plants burning different ranks of coal, tests are suggested at both low rank and bituminous burning plants to evaluate whether rank makes a difference in performance of the technology. These technologies are directly applicable to coal-fired power plant sites that employ electrostatic precipitators (ESPs) as the primary particulate removal system. This configuration represents approximately 797 plants that produce a combined 277,000 MW, or approximately 72% of existing coal-fired generating capacity and potentially a significant portion of new plants. These sites will allow documentation of sorbent performance on the following configurations:

     o    PRB coal with ESP
     o    Bituminous coal with ESP
     o    PRB coal with hot-side ESP
          The secondary objectives of this program are to:
     o accelerate the scale-up and availability of commercial mercury control systems for subbituminous- and bituminous-fired plants with standard particulate control systems;
     o evaluate technological advancements likely to improve performance and reduce costs associated with mercury control;
     o    obtain data on operability, maintainability, and reliability;
     o    document technology to reduce impacts on coal utilization byproducts;
     o    determine maximum mercury removal for various plant configurations;
          and
     o determine the total costs associated with mercury control as a function of fuel and plant characteristics.

     B. TEST SITES

Testing is planned for four host sites. TOXECON IITM will be tested at two sites and high-temperature sorbents will be tested at two sites. The characteristics and virtues of each site are itemized in Tables 1, 2 and 3.


                         Table 1. Matrix Identifying Host Site with NETL Area of Interest
------------------------- ----------- ------------ ------------ ------------ ----------- ----------- ----------------
Area of Interest             AEP                     Entergy                 MidAm CB      MidAm
                            Gavin                   Indepen.                    (1)      Louisa (1)
========================= =========== ============ ============ ============ =========== =========== ================
Technology to be
evaluated                                   TOXECON II(TM)                          High-Temperature Sorbents
------------------------- -------------------------------------------------- ----------------------------------------
Approximate number of
units of applicability                           715                                           82
------------------------- ------------ ----------- ------------- ----------- ------------- ------------- ------------
Low rank fuels                                          X                         X             X
------------------------- ------------ ----------- ------------- ----------- ------------- ------------- ------------
Bituminous fuels               X
------------------------- ------------ ----------- ------------- ----------- ------------- ------------- ------------
Blended fuels
------------------------- ------------ ----------- ------------- ----------- ------------- ------------- ------------
Test size (MW)                200                      210                        88           350
------------------------- ------------ ----------- ------------- ----------- ------------- ------------- ------------
Longer-term tests
(1-2 months)                   X                        X                     See Note 1    See Note 1
------------------------- ------------ ----------- ------------- ----------- ------------- ------------- ------------

Note 1. Dry sorbents will be tested at Council Bluffs and liquid sorbents will be tested at Louisa. Sorbents will be tested at each site through the parametric testing phase where performance will me measured as a function of several operating parameters. Depending on the parametric tests, long-term testing will be performed at only the site exhibiting the better sorbent performance. In other words, long-term testing of high temperature sorbents will occur at only one site.

                 Table 2. Host Site Key Descriptive Information
----------------- ------------- ------------- ------------- -------------
                      AEP         Entergy        MidAm         MidAm
                     Gavin        Indepen.         CB          Louisa
================= ============= ============= ============= =============
Unit No.             1 or 2          1             2             1
----------------- ------------- ------------- ------------- -------------
Size (MW)            1,200          842            88           700
----------------- ------------- ------------- ------------- -------------
Test Portion          200           210            88           350
(MW)
----------------- ------------- ------------- ------------- -------------
Coal                  Bit           PRB           PRB           PRB
----------------- ------------- ------------- ------------- -------------
   Heating           11,111        8,870         8,425         8,500
   Value
   (as rec'd.)
----------------- ------------- ------------- ------------- -------------
   Sulfur             3.9           0.32          0.32          0.32
   (% by
   weight)
----------------- ------------- ------------- ------------- -------------
   Chlorine          1,333           50          50-100        50-100
   (ppm)
----------------- ------------- ------------- ------------- -------------
   Mercury            0.17          0.04          0.08          0.08
   ((mu)g/g)
----------------- ------------- ------------- ------------- -------------
Particulate          CSESP         CSESP         HSESP         HSESP
Control
----------------- ------------- ------------- ------------- -------------
SCA/fields           430/6         542/8        224/(4)        459/5
(ft2/kacfm)
----------------- ------------- ------------- ------------- -------------
Sulfur Control        Wet       Compl. Coal   Compl. Coal   Compl. Coal
                      FGD
----------------- ------------- ------------- ------------- -------------
Disposition of      Disposed        Sold       Some sold        Sold
Ash
----------------- ------------- ------------- ------------- -------------
Typical Inlet
Mercury              13-18          6-7        11.1-13.5     11.1-13.4
((mu)g/dncm)
----------------- ------------- ------------- ------------- -------------
Typical Mercury     0% (ESP)      10%-20%        0%-10%        0%-10%
Removal             70%+ in
                     (FGD)
----------------- ------------- ------------- ------------- -------------

                                       28

                          Table 3. Measured and Predicted Mercury Concentrations and Removal

-------------------------------------- ------------------------ ----------------------- ------------------------------
                                                Inlet                   Outlet               Removal Efficiency
-------------------------------------- ------------------------ ----------------------- ------------------------------
Gavin(a)
-------------------------------------- ------------------------ ----------------------- ------------------------------
Particulate ((mu)g/dncm)                          0                       0
-------------------------------------- ------------------------ ----------------------- ------------------------------
Oxidized ((mu)g/dncm)                             2                       2
-------------------------------------- ------------------------ ----------------------- ------------------------------
Elemental ((mu)g/dncm)                           13                       13
-------------------------------------- ------------------------ ----------------------- ------------------------------
Total ((mu)g/dncm)                               15                       15                    0% across ESP
-------------------------------------- ------------------------ ----------------------- ------------------------------
Independence(b)
-------------------------------------- ------------------------ ----------------------- ------------------------------
Particulate ((mu)g/dncm)                       0.8-1.0                    0                         >99%
-------------------------------------- ------------------------ ----------------------- ------------------------------
Oxidized ((mu)g/dncm)                          1.0-1.2                 0.8-1.1
-------------------------------------- ------------------------ ----------------------- ------------------------------
Elemental ((mu)g/dncm)                         4.0-4.9                 3.2-4.4
-------------------------------------- ------------------------ ----------------------- ------------------------------
Total ((mu)g/dncm)                             6.0-7.0                 4.8-6.3                     10-20%
-------------------------------------- ------------------------ ----------------------- ------------------------------
Council Bluffs(c)
-------------------------------------- ------------------------ ----------------------- ------------------------------
Particulate ((mu)g/dncm)                       1.4-1.8                    0                         >99%
-------------------------------------- ------------------------ ----------------------- ------------------------------
Oxidized ((mu)g/dncm)                          1.9-2.4                 1.7-2.4
-------------------------------------- ------------------------ ----------------------- ------------------------------
Elemental ((mu)g/dncm)                         7.5-9.6                 6.7-9.6
-------------------------------------- ------------------------ ----------------------- ------------------------------
Total ((mu)g/dncm)                            11.1-13.5               10.0-13.5                     0-10%
-------------------------------------- ------------------------ ----------------------- ------------------------------
Louisa(c)
-------------------------------------- ------------------------ ----------------------- ------------------------------
Particulate ((mu)g/dncm)                       1.4-1.7                    0                         >99%
-------------------------------------- ------------------------ ----------------------- ------------------------------
Oxidized ((mu)g/dncm)                          1.9-2.4                 1.7-2.4
-------------------------------------- ------------------------ ----------------------- ------------------------------
Elemental ((mu)g/dncm)                         7.5-9.6                 6.7-9.6
-------------------------------------- ------------------------ ----------------------- ------------------------------
Total ((mu)g/dncm)                            11.1-13.4               10.0-13.4                     0-10%
-------------------------------------- ------------------------ ----------------------- ------------------------------

a.   Mercury measurements during EPRI testing 2001.

b.   Mercury speciation and concentration estimated based on coal analysis.
     Removal efficiency estimated from similar configurations and using actual test site outlet data.

c.   Mercury speciation and concentration estimated based on coal analysis.
     Removal efficiency estimated from similar configurations.

                                       29

C.  SCOPE OF WORK

To achieve the overall objective of this program an extensive field-test program is proposed for each site. A team of experienced personnel has been assembled to conduct the primary tasks. This approach will minimize the challenges associated with installing the technologies and assure the same quality data and execution as previous tests that ADA-ES has performed. The key components are summarized below.

     o The use of a semi-continuous mercury analyzer (SCEM) similar to the design used during sorbent injection field-testing at the seven full-scale coal-fired power plants under EPRI and DOE/NETL programs in 2001 through 2003. During previous programs, the analyzer demonstrated reliable performance when operated by a skilled engineer and could be quickly repaired if problems occurred. ADA-ES personnel will operate the SCEM.
     o Injection equipment will be operated and maintained by experienced engineers who can quickly determine and fix operating problems.
     o Results will be analyzed and reviewed daily by engineers experienced in parametric evaluations of new pollution control technologies.

The field-tests will be accomplished through a series of tasks. The tasks are independent from each other in that they each have specific goals and tests associated with them. However, they are also interdependent, as the results from each task will influence the test parameters of subsequent tasks. A summary of each task is presented.
ADA-ES engineers will coordinate with plant personnel to retrieve the necessary plant operating data files. An example of the operating data is included in Table 4. These data will be integrated into the sorbent injection and mercury control data. Data will be reviewed daily if it can be provided by the plant daily. ADA-ES site engineers will work closely with plant operators to monitor plant operation in real-time during testing. If at any time the performance of the existing pollution control equipment degrades or if there is a measurable increase in outlet emissions that becomes a concern, testing will be halted.

The primary extraction locations for the mercury SCEMs will be across the entire air pollution control train, and at the inlet and outlet of the ESP. Triplicate manual mercury samples using the draft Ontario Hydro Method will be collected at the inlet and outlet locations. One set of triplicate measurements will be done during baseline testing and three sets of triplicate measurements will be made during the long-term testing phase (near the beginning, middle and end of the long-term tests). Because of the influence of HCl on sorbent effectiveness, HCl measurements will be made at each site to better characterize the flue gas. The extraction location will be identified after a full velocity and temperature traverse to indicate a representative duct average mercury concentration.


                                Table 4. Typical Data Collected During Field-Testing
   ----------------------------- --------------------------------------------- --------------- ---------------------
                                                                                               Parametric/
   Parameter                     Sample/Signal/Test                               Baseline     Long-Term

   ----------------------------- --------------------------------------------- --------------- ---------------------
   Coal                          Batch sample                                       Yes                Yes
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Coal                          Plant signals:                                     Yes                Yes
                                    burn rate (lb/hr)
                                    quality (lb/MMBTU, % ash)
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Fly ash                       Batch sample                                       Yes                Yes
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Wet scrubber blowdown,        Batch sample                                       Yes               No/Yes
   solids discharge and feed
   limestone
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Unit operation                Plant Signals:                                     Yes                Yes
                                    Boiler load
                                    Measure of flow for partial unit
                                    test (e.g., fan amps)
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Temperature                   Plant signal at particulate collector inlet        Yes                Yes
                                 and outlet
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Temperature                   Full traverse, inlet and outlet                    Yes                 No
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Duct Gas Velocity             Full traverse, inlet and outlet                    Yes                 No
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Mercury (total and            Au-CVAAS SCEM                                      Yes                Yes
   speciated)
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Mercury (total and            Ontario Hydro, inlet and outlet                Yes (1 set)      No/Yes (2 sets)
   speciated)
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Multi-Metals Emissions        Method 29                                      Yes, outlet       No/Yes, outlet
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Sorbent Injection Rate        PLC, lbs/min                                        No                Yes
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Plant CEM data (NOx, O2,      Plant data--stack                                   Yes               Yes
   SO2)
   ----------------------------- --------------------------------------------- --------------- ---------------------
   HCl                           EPA Method 26A                                     Yes                Yes
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Stack Opacity                 Plant data                                         Yes                Yes
   ----------------------------- --------------------------------------------- --------------- ---------------------
   Pollution control equipment   Plant data (ESP power, baghouse cleaning,          Yes                Yes
   operation                     etc.)
   ----------------------------- --------------------------------------------- --------------- ---------------------

Figures 1 and 2 below show general configurations of power plant to be tested for TOXECON IITM and the high-temperature sorbents. The figures show sampling locations and types of samples to be collected.


                                       31

-- GRAPHIC ON FILE --



Figure 1. General arrangement and samples to be collected in TOXECON II(TM) tests.



Figure 2 (below). General arrangement and samples to be collected in high-temperature sorbent tests.



-- GRAPHIC ON FILE --

     D.   TASKS TO BE PERFORMED

A work plan is proposed that will effectively accomplish the objectives and perform long-term testing at the optimum conditions. The program will be accomplished by following a series of technical tasks:

     Task 1. Site Coordination, Kickoff Meeting, Test Plan and QA/QC Plan Task 2. Design and Install Site Specific Equipment
     Task 3.  Field-Tests-Sorbent Screening
     Task 4.  Field-Tests-Baseline Tests
     Task 5.  Field-Tests-Parametric Tests
     Task 6.  Field-Tests-Long-Term Tests
     Task 7.  Data Analysis
     Task 8.  Sample Evaluation
     Task 9.  Site Report
     Task 10.  Technology Transfer
     Task 11.  Management and Reporting
     Task 12.  Ash Processing/Sorbent Recycling Options

     Tasks 1-11 will be repeated for each test site with modifications designed to address the specific configurations, needs and challenges of each host site. The field-testing tasks are the heart of the program where mercury controls are actually tested and operating experience is gained.

     Task 1. Site Coordination, Kickoff Meeting, Test Plan and QA/QC Plan

Efforts within this task include planning the site-specific tests with the host site, DOE/NETL and contributing team members. The planning process includes meeting with plant personnel, corporate, and environmental personnel to discuss and agree upon the overall scope of the program for that particular site, the potential impact on plant equipment and operation, and to gather preliminary information necessary to develop a detailed draft test plan and scope of work. Efforts include identifying any permit requirements, developing a quality assurance/quality control plan, finalizing the site-specific scope for each of the team members, and putting subcontracts in place for Ontario Hydro mercury measurement services.
A key component of the planning process for these evaluations is identifying potential sorbents for testing. The test program at each site allows for the evaluation of different sorbents because of the economic impact of sorbent cost on the overall cost of mercury control and disposal considerations. In addition, sorbents that have the potential to capture mercury at the low HCl conditions typical of subbituminous units will be evaluated. NORIT DARCO FGD will be one of the sorbents tested because of its benchmark qualities as being tested widely in previous DOE/EPRI/EPA-sponsored testing. Because of the economic impact of sorbent cost on the overall cost of mercury control and disposal considerations, it is desirable to find less expensive sorbents and non-carbon-based sorbents.

As part of the proposed scope, Quality Assurance and Quality Control (QA/QC) will be documented and specific procedures adhered to. The primary objectives of the QA/QC effort at each proposed site will be to control, evaluate, and document data quality to ensure that data generated are of sufficient quality to meet program objectives. Specific key parts of the QA/QC plan will include:

     o    QA/QC in sample collection, analytical and data analysis,
     o    Integral performance evaluation and verification of Hg removal,
     o    Procedural remedies for identified data deficiencies, and

     o    Oversight and documentation of all QA/QC.
     o
A draft test plan will be presented at a kickoff meeting at the plant site. The test plan and supporting documents will be available for host site personnel to use when addressing permitting, scheduling and operating issues. Following the kickoff meeting, the final test plan will be developed with input and approval from both the host site and DOE.

     Task 2. Design and Install Site-Specific Equipment

Some components are site-specific and, by necessity, will be provided by the host utility. These are components that must be sized and designed for the specific plant arrangements and ductwork configurations. Site-specific equipment includes the sorbent distribution manifold and sorbent injectors (if possible these components will be re-used at multiple sites). Required site support includes installation of the injection and sampling ports (if not available), installation of required platforms and scaffolding, compressed air, electrical power, wiring plant signals including boiler load to the injection skid and control trailer, and balance of plant engineering.

ADA-ES engineers will work with plant engineers to develop an installation and contractor bid package for installation activities, and work with the installation contractors. The host utility will be responsible for all permitting and any variance requirements. In addition, the host utility will make arrangements to isolate fly ash from the test unit during sorbent injection.
Silo systems from previous Phase I and II testing will be used as much as possible on the testing proposed here. The equipment will cover the expected range of plant sizes and flue gas conditions described in this proposal. In summary, the equipment will include a sorbent injection system with a bulk-storage silo and twin blower/feeder trains. Sorbent is metered by variable speed screw feeders into eductors that provide the motive force to carry the sorbent to the injection point. Flexible hose carries the sorbent from the feeders to distribution manifolds located on the flue gas duct, feeding the injection probes. Silo systems will be used at all plants except MidAmerican Louisa. A liquid sorbent will be used at Louisa, and the site is already equipped with a liquid injection system for flue gas conditioning, therefore new lances and distribution systems will not be required.

PAC is delivered in bulk pneumatic trucks and loaded into the silo, which is equipped with a bin vent bag filter. From the two discharge legs of the silo, the sorbent is metered by variable speed screw feeders into eductors that provide the motive force to carry the sorbent to the injection point. Regenerative blowers provide the conveying air. A PLC system is used to control system operation and adjust injection rates. Figure 3 is a photograph of the sorbent silo and feed train designed to treat a 150-MW boiler on a unit with an ESP. Flexible hose carries the sorbent from the feeders to distribution manifolds located on the flue gas ducts, feeding the injection probes. Each manifold supplies up to six injectors.

ADA-ES will oversee installation and system checkout of the mercury control equipment. Procedures followed in this task will be similar to those used in the previous full-scale mercury control programs ADA-ES conducted for DOE (Phase I testing). If necessary, ADA-ES is capable of taking responsibility for all phases of the installation, except for final connections into plant utilities. ADA-ES will work with the host utility to assure that the equipment is installed in an efficient manner, within the resources available at the site.

ADA-ES will be responsible for the final checkout of all systems and for the general maintenance of the systems during testing. At least one engineer or technician who is solely dedicated to the operation of the equipment will be on-site for all tests. The actual equipment installation, not including preparation tasks, is estimated to take three weeks. This includes time for checkout and troubleshooting. ADA-ES will also install the mercury SCEMs at the host utility.

-- GRAPHIC ON FILE --

Figure 3. Carbon injection storage silo and feeder trains for 150 MWs (Phase I System).

Special consideration for site-specific equipment will be made for injection and sampling locations for the high-temperature sorbent test sites given the extreme temperature conditions. Reaction Engineering will be contracted to perform computational fluid dynamic modeling of the high-temperature zones in order to aid in the optimal siting of the injection lances.
For the TOXECON IITM sites, ESP designs will be studied thoroughly to evaluate proper siting of the injection lances between collection fields. In addition, hopper sections and ash handling systems will be evaluated for potential modifications to maximize the segregation of clean ash from the ash that contains sorbent.

     Task 3. Field-Tests - Sorbent Screening (HT Sorbents Sites Only)

At the Council Bluffs site (the Louisa site may be substituted as a surrogate for the Council Bluffs site for the sorbent screening testing because flue gas characteristics are similar and test locations may have easier access), selected dry sorbents will be screened on actual flue gas. ADA-ES has successfully used a process in past projects where sorbent suppliers and developers are solicited to provide samples of material for the screening tests. Qualification criteria are used to down-select sorbents based on projected commercial prices and the vendor's ability to produce sorbents in quantities required for full-scale runs. Results on screening tests will be used by the team to select alternative sorbents.

Sorbent screening tests are not planned for the TOXECON IITM sites because a considerable amount of sorbent information will have been collected from other Phase II plants that ADA-ES is testing during 2004 under similar cold-side ESP flue gas conditions (20-30 sorbents have been screened at Sunflower Holcomb in Spring 2004).

ADA-ES has developed a sorbent screening fixture that can be used to evaluate three sorbents at a time. Flue gas from the host site is drawn through a fixture where it is split into three streams, each containing a bed of sorbent. An analyzer is used to measure inlet and outlet mercury concentrations from each sorbent bed. The fixture was used to evaluate more than 20 different sorbents in a matter of just a few days recently as part of the Phase II testing being conducted at Sunflower Electric's Holcomb Station.

     Task 4. Field-Tests - Baseline Tests

Once the equipment is installed, a set of baseline tests will be conducted just prior to the parametric testing. Ontario Hydro mercury measurements will be conducted in conjunction with SCEM measurements during this task. Unit operation will be set at conditions expected during the parametric tests. It is anticipated that boiler load will be held constant at full-load and that the air pollution equipment will be operated under standard full-load conditions (e.g., standard soot blowing and ESP rapping sequences will be used).

     Task 5. Field-Tests - Parametric Tests

The goals of this task are to define the quantity of sorbent required to obtain different levels of mercury removal, such as 30%, 50% and 70% of the remaining mercury. Up to four weeks of parametric testing will be conducted, depending on the host site test plan.

The first week of parametric testing at the TOXECON II sites will be conducted using the benchmark sorbent, FGD. The second week typically evaluates alternate sorbents at injection concentrations determined in the week one tests. The third and fourth weeks will be used to evaluate additional sorbents and varying operating conditions. A condition is typically tested for about 8 hours, and then the system is shut down and allowed to return to baseline conditions before the next parametric test.

     Several liquid sorbents will also be tested at Louisa. This will be done by preparing several different formulations of liquid chemicals and spraying these chemicals into the Louisa flue gas using the existing equipment at the site. Mercury measurements will be made upstream and downstream of the liquid injection location. to measure mercury removal rates.

     Task 6. Field-Tests - Long-Term Tests

Long-term testing will be conducted at the "optimum" settings as determined in the parametric tests and approved by both DOE and the host utility. The goal of this task is to obtain sufficient operational data on removal efficiency over time (this will be done for at least 4 continuous weeks), determine the effects on the particulate control device, determine the effects on the sulfur control equipment (if any), determine effects on byproducts, and determine impacts to the balance of plant equipment to prove viability of the process and determine the economics. During this test, Ontario Hydro measurements will be conducted at the inlet and outlet of the pollution control device(s) on three occasions (beginning, middle and end of the long term test phase). This task is the single most important step in gaining acceptance from the utility industry as to the practical implementation of mercury removal technologies on coal-fired power plants.

     Task 7. Data Analysis

Data collection and analysis for this program is designed to measure the effect of sorbent injection on mercury control and the impact on the existing pollution control equipment. The mercury levels and plant operation will be characterized without sorbent injection and with various sorbents and injection rates and possible combustion modifications as defined by the final test plan, and a long-term evaluation to identify effects that may not be immediate.
Many signals typically archived by the plant will be monitored to determine if any correlation exists between changes in mercury concentration with measured plant operation. A correlation is not unusual between temperature and load for example.
Because of the apparent influence of HCl on sorbent effectiveness, HCl measurements will be conducted and samples analyzed to determine if a correlation between sorbent effectiveness and HCl concentrations.

     Task 8. Sample Evaluation

Coal and combustion byproduct samples collected throughout the field-test will be analyzed in this task. During all test phases, samples of coal, fly ash and scrubber waste will be collected for analysis. Dr. Connie Senior of Reaction Engineering International will head up this task.
A full analysis of the coal will be conducted including the mercury, sulfur levels, chlorine and other halogens. Sorbent injection will result in the fly ash and scrubber materials being mixed with mercury-containing sorbent. The ash samples will be analyzed at a minimum for mercury and LOI. Scrubber solids discharge material as well as reagent feed will be analyzed for mercury. Because of the apparent influence of different halogens on sorbent effectiveness, gas phase measurements of the various halogens such as chlorine, bromine and fluorine will be conducted and samples analyzed to determine if there is a correlation between sorbent effectiveness and halogen concentrations. Actual number and types of tests are determined in the final test plan for each host site.

Although previous tests from a number of programs have shown that the byproducts mixed with activated carbon are highly stable, it is important to continue evaluating these byproducts for each condition using well-established and documented techniques and new techniques designed to perform even more robust analyses of the byproducts. Standard test methods will include the Toxicity Characteristic Leaching Procedure (TCLP, SW846-1311), synthetic groundwater leaching procedure (SGLP), concrete acceptability tests under ASTM Specification C618, and air entrainment tests. Additional ash and scrubber samples will be collected and archived for other tests, including tests requested by EPA, DOE, and independent companies approved by DOE.

Microbeam Technologies, Inc. (MTI) will be one of the subcontractors under this task. Dr. Steve Benson will coordinate the activities of MTI and act as a technical consultant to the program. MTI specializes in the analysis of ash produced as a result of combustion and gasification of fossil fuels using a variety of analytical methods. Additional analytical organizations may be contracted with to provide specific analytical services (e.g., EERC, CTL Thompson).


Table 5 summarizes the testing to be conducted under this task and Table 6 shows the sampling frequency and total volume of samples to be collected from each site.

                                  Table 5. Summary of Waste Characterization Testing

------------ ------------------------ ------------------------------- -----------------------------------------------
  Series     Test Purpose              Test Method                     Comments
------------ ------------------------ ------------------------------- -----------------------------------------------
                                                                       Measures leachable Hg, As, Ba, Cd, Cr, Pb,
     1       Ash Disposal              TCLP (SW846-1311)               Se, Ag
------------ ------------------------ ------------------------------- -----------------------------------------------
                                                                       Measures LOI, total oxides, sulfur trioxide,
             Cement Additive           ASTM C618                       moisture, available alkalines, fineness,
     2       Suitability               Air Entrainment Shaker Test     pozzolanic activity, autoclave soundness,
                                                                       specific gravity, air entrainment
------------ ------------------------ ------------------------------- -----------------------------------------------
             Environmental                                             Measures leachable Hg at 18 hrs, 2 weeks,
             Stability - Leaching      EERC SGLP                       and 4 weeks
     3
             Environmental
             Stability - Air Release                                   Measures Hg release as a function of
                                       EERC Thermal Desorption         temperature up to 500oC
------------ ------------------------ ------------------------------- -----------------------------------------------
                                                                       As needed for troubleshooting or
     4       Special Testing           Various                         site-specific information needs
------------ ------------------------ ------------------------------- -----------------------------------------------


                          Table 6. Ash Sampling Schedule and Volumes - Each Test Site

-------------------------------- ------------------------------------------------ -----------------------------------
Test Condition                   Frequency                                        Comments
-------------------------------- ------------------------------------------------ -----------------------------------
Baseline                         Grab samples Daily during tests                  ~30-gallon sample
-------------------------------- ------------------------------------------------ -----------------------------------
Parametric Test #1               Grab Samples Daily for 1 week                    ~30-gallon total sample
-------------------------------- ------------------------------------------------ -----------------------------------
Parametric Test #2               Grab Samples Daily for 1 week                    ~30-gallon total sample
-------------------------------- ------------------------------------------------ -----------------------------------
Parametric Test #3               Grab Samples Daily for 1 week                    ~30-gallon total sample
-------------------------------- ------------------------------------------------ -----------------------------------
Long-term Test                   Grab Samples Daily for 2 weeks                   ~200-gallon total sample
-------------------------------- ------------------------------------------------ -----------------------------------

     Task 9. Site Report

This task provides time for performing an economic analysis for each site test and completing a topical report for each site.

After completion of testing and analysis of the data at each plant, the requirements and costs for full-scale permanent commercial implementation of the selected mercury control technology will be determined. The program team will meet with the host utility plant and engineering personnel to develop plant-specific design criteria. Process equipment will be sized and designed based on test results and the plant-specific requirements (e.g., reagent storage capacity, plant arrangement, retrofit issues, winterization, controls interface). A conceptual design document will be developed. This may include modifications to the particulate collector, ash handling system, compressed air supply, electric power capacity, other plant auxiliary equipment, utilities and other balance of plant engineering requirements.

Finally, a budget cost estimate will be developed to implement the control technology. This will include capital cost estimates for mercury control process equipment as well as projected annual operating costs. Where possible, order-of-magnitude estimates will be included for plant modifications and balance of plant items.

The site report will include test procedures, analyses, and results obtained. This report is intended to be a stand-alone document providing a comprehensive review of the work at each site.

     Task 10. Technology Transfer

Presentations will be made at selected conferences, with DOE approval, to increase exposure of the test results and receive comments on the applicability of the technology to the industry. Transferring the information generated during this program to the coal-fired utility customers will be an important part of the program. Dr. Durham, who led the technology transfer activities during the Phase I program, will lead this important activity. The ultimate goal of technology transfer is to make results available to the public as quickly, comprehensively and accurately as possible. Technology transfer activities performed in the previous tests included participating in DOE/NETL-sponsored meetings, EPA Hg MACT Stakeholder meetings, presentations at more than 50 events or companies, hosting a Web site for project team members and presentation of project information, and publication of more than 100 technical papers. ADA-ES will work with NETL in determining and supporting the key meetings, presentations and publications. ADA-ES will also establish a Web site for the project and participants. ADA-ES has done this on other NETL projects very successfully.

     Task 11. Management and Reporting

This task provides time for overall program management, and preparation of financial and administrative reports. This task will also support periodic meetings with DOE to discuss progress and obtain overall direction of the program from the DOE project manager.

     Table 7 provides a summary of the reporting activities to be conducted under the program.

        Table 7. Summary of Reporting and Technology Transfer Activities

================================================================================
                        Activity or Report                    Frequency
--------------------------------------------------------------------------------

                   Program/Project Management
Federal Assistance Program/Project Status Report              Quarterly
Financial Status Report                                       Quarterly

                           Technical
Technical Progress Report                                     Quarterly
Topical Report                                                As Required
Final Report                                                  Final

                         Environmental
Hazardous Substance Plan                                      Once After Award
Hazardous Waste Report                                        Final

                           Property
Report of Termination or Completion Inventory                 Final

                           Exception
Hot Line Report                                               As Required
Journal Articles/Conference Papers and Proceedings            As Required

                  Technical Exchange Meetings
Contractor Review Meetings                                    Yearly
Technical Conferences (e.g., A&WMA, Specialty Conferences)    Semiannual

                      Other Deliverables
Mercury Control Cost Data                                     Final

     Task 12. Ash Processing and Sorbent Recycling Options

The purpose of this task is to investigate the recycling of sorbent in TOXECON IITM. If recycling sorbent is technically feasible, considerable economic benefit can result. During this task, a quantity of downstream ESP catch (sorbent mixed with fly ash) will be collected for one day during a long-term test series at one of the TOXECON IITM test sites. This will provide enough material to be able to re-inject for at least an 8-hour period. Once the long-term testing series is completed and the silo is empty of pure sorbent, it will be filled with the recycle material for injection into the ESP. The material will be fed at the same normalized sorbent concentration as that established for the long-term testing. Mass balance calculations show that the recycle mixture is expected to be slightly more than 50% sorbent content. This means that the mixture will need to be injected at twice the feed rate as pure sorbent in order to maintain the same normalized sorbent feed rate as when feeding pure sorbent. The sorbent silo system is capable of providing this turndown without significant modifications. Mercury measurements will be taken upstream and downstream of the ESP using the same equipment that was used for the long-term testing.

This task will be headed by Rui Afonso of Energy and Environmental Strategies, an expert in ash processing technology assessment. Mr. Afonso will evaluate the technical data and perform an economic analysis of recycling.

The budget for this task includes site modifications that will allow hopper catch from downstream ESP fields to be collected easily. In addition, the budget includes an allowance for vacuum trucks to remove the recycle material from the hoppers, and conveying equipment to load the material into the sorbent silo.

     E. DELIVERABLES

There will be a number of reports of different varieties prepared throughout the project. Depending on the specific report or presentation, test results and data analysis will be the focus for most. In addition, numerous technical papers will be generated as a result of the work performed on the project. Again, these will focus on the technical aspects of the effort (equipment, materials, test protocols, test results, and data analysis). Equipment design parameters and economic analysis of mercury control equipment and operation will also be prepared.


     F. BRIEFINGS AND TECHNICAL PRESENTATIONS

     ADA-ES will prepare detailed briefings for presentation to the COR at the COR's facility located in Pittsburgh, Pennsylvania, or Morgantown, West Virginia. Briefings will cover the plans, progress, and results of the technical effort.

     In addition, ADA-ES will provide and present technical papers at the DOE/NETL Annual Contractor's Review Meeting to be held at the NETL facility located in Pittsburgh, Pennsylvania, or Morgantown, West Virginia.


                                             ATTACHMENT B
                                             ------------

DOE F 4600.2
(10/2001)
(All Other Editions are Obsolete)
                                      U.S. Department of Energy
                               FEDERAL ASSISTANCE REPORTING CHECKLIST

-----------------------------------------------------------------------------------------------------------
1. Identification Number: DE-FC26-05NT42307        2. Program/Project Title: "Low-Cost
                                                      Options for Moderate Levels of Mercury Control"
-----------------------------------------------------------------------------------------------------------
3. Recipient: ADA-ES, Inc.
-----------------------------------------------------------------------------------------------------------
4. Reporting Requirements:                         Frequency     No. of Copies            Addresses
                                                   --------------------------------------------------------
I. MANAGEMENT REPORTING

  |X| Progress Report                                  Q               2          NETL AAD DOCUMENT CONTROL
  |X| Special Status Report                            A               2                  BLDG. 921
                                                                                  U.S. DEPARTMENT OF ENERGY
                                                                                       NATIONAL ENERGY
II. SCIENTIFIC/TECHNICAL REPORTING *                                               TECHNOLOGY LABORATORY
                                                                                        P.O. BOX 10940
  |X| Final Scientific/Technical Report               FG               1         PITTSBURGH, PA 15236-0940
  |X| Topical Report                                   A               2
  |X| Journal Articles/Conference Papers/Proceedings   A               2
  | | DOE 421.4, Software/Manual
  | | Conference Record

III. FINANCIAL REPORTING

  |X| SF-269 or SF-269A, Financial Status Report
  | | SF-272, Federal Cash Transactions Report       Q, FG             3

IV. CLOSEOUT REPORTING

  |X| DOE F 2050.11, Patent Certification
  |X| NETL F 580.1-9, Property Certificate             FC              3
  | | SF-120, Report of Excess Personal Property       FC              3

V. OTHER REPORTING

  | | NETL F 580.1-8, Annual Report of Property in the Custody of
        Contractors
  | | NETL F 580.1-25, High Risk Property Report
  | | Environmental Compliance Plan
  | | Environmental Monitoring Plan
  | | Environmental Status Report
  | | Other

-----------------------------------------------------------------------------------------------------------
FREQUENCY CODES AND DUE DATES:

     A - As required; see attached text for applicability.
     FG - Final; within ninety (90) calendar days after the project period ends.
     FC - Final - End of Effort.
     Q - Quarterly; within thirty (30) calendar days after end of the calendar quarter or portion thereof.
     S - Semiannually; within thirty (30) calendar days after end of project year and project half-year.
     YF - Yearly; 90 calendar days after the end of project year.
     YP - Yearly Property - due 15 days after period ending 9/30.

-----------------------------------------------------------------------------------------------------------

5. SPECIAL INSTRUCTIONS:

     * ONE PAPER COPY AND ONE ELECTRONIC PDF ELECTRONIC FILE COPY FOR ALL SCIENTIFIC/TECHNICAL REPORTS.
     --------------------------------------------------------------------------------------------------

     The forms identified in the checklist are available at www.netl.doe.gov/business/Financial Assistance/forms-fa.html . Alternate formats are acceptable provided the contents remain consistent with the form.

-----------------------------------------------------------------------------------------------------------

                                                  42

GENERAL INSTRUCTIONS FOR THE PREPARATION AND SUBMISSION OF REPORTS (JULY 2004)
------------------------------------------------------------------------------
The Recipient shall prepare and submit (postage prepaid) the reports indicated on the "Federal Assistance Reporting Checklist" to:
                            NETL AAD DOCUMENT CONTROL
                                    BLDG. 921
                           U. S. DEPARTMENT OF ENERGY
                      NATIONAL ENERGY TECHNOLOGY LABORATORY
                                 P. O. BOX 10940
                            PITTSBURGH, PA 15236-0940

Failure to follow these instructions can delay data entry of the report(s) into the FEDERAL INFORMATION TRACKING SYSTEM and result in the report being lost or considered delinquent.

The level of detail the Recipient provides in the reports shall be commensurate with the scope and complexity of the effort and shall be as delineated in the guidelines and instructions contained herein. The prime Recipient shall be responsible for acquiring data from any contractors or sub recipients and ensuring that any information submitted is compatible with the requirements of the DOE.

I.   MANAGEMENT REPORTING
     --------------------

     PROGRESS REPORT
     ---------------

     The Progress Report must provide a concise narrative assessment of the status of work and include the following information:

     1.   The DOE award number and name of the recipient.

     2. The project title and name of the project director/principal investigator.

     3.   Date of report and period covered by the report.

     4. Executive Summary- A well organized summary that highlights the important accomplishments and new knowledge realized from the project during the reporting period. It should be no less than one page and no more than two pages in length, and should be single spaced. This summary must be more comprehensive than the traditional "abstract" and identify noteworthy advancements in research, design, manufacture or commercialization of technology developments. Also, summarize important breakthroughs that resolve critical science and technology risks or development barriers.

     5. Results of work during reporting period- A detailed discussion of the progress performance. The format will be determined by the DOE Project Officer. (This section should not contain any proprietary or classified data, or other information not subject to public release. If such information is important to reporting progress, follow the instructions in the clause entitled "Supplemental Guidelines" regarding submission of a separate appendix for this type of restricted data.). A suggested format is:

          Approach - this should describe, or reference all experimental, analytical and fabrication methods being used for the research and development efforts. It should also provide detail about materials and equipment being used. Standard methods can be referenced to the appropriate literature, where details can be obtained. Equipment should be described only if it is not standard, or if information is not available through the literature or other reference publications.

          Results and Discussion - It is extremely important that this section includes enough relevant data, especially statistical data, to allow the project manager to justify the conclusions. With the relevant data, explain how the data was interpreted and how it relates to the original purpose of the research. Be concise in the discussion on how this research effort solved or contributed to solving the original problem. When investigation methods and/or procedures are being utilized for the first time, they shall be described in detail. This description shall contain detailed information on equipment and procedures utilized, as well as providing a rationale for their use and the accuracy of the method.

          Conclusion - The conclusion should not simply reiterate what was already included in the "Results and Discussion" section. It should, however, summarize what has already been presented, and include any logical implications of how the successes are relevant to technology development in the future. This is extremely important, since "relevancy" continues to be a criterion of the program.

          This section should not contain any trade secrets, business sensitive or classified data, or other information not subject to public release. If such information is important to reporting project progress, it should be presented in a separate appendix, as requested by the DOE Project Officer.

     6. Milestones that were not met during the reporting period and reasons why the established milestones were not met. Explanations should also provide an approximate date when the milestone will be met.

     7. Cost and schedule status. Cost Status - show approved budget by budget period and actual costs incurred. If cost sharing is required break out by DOE share, awardee share, and total costs. Schedule Status - list milestones, anticipated completion dates and actual completion dates. Awardees may use project management software, such as Microsoft Project, to measure and report cost and schedule status.

     8. A summary of all of the significant accomplishments during this reporting period. An "accomplishment" is a significant development or finding that advances the state-of-the-art with respect to the technology of interest or significantly contributes to the understanding of a concept or technology.

     9. Actual or anticipated problems or delays and actions taken or planned to resolve them. Identify any event causing a significant schedule slippage or cost growth; an environmental, safety, or health violation; or the achievement of or problems encountered for an important performance objective.

     10. A description of any technology transfer activities accomplished during this reporting period. Identify and describe any activities to transfer research results or developed technology to other research stakeholders or users of the technology.

     SPECIAL STATUS REPORT
     ---------------------

     The recipient must report the following events to the DOE Project Officer by e-mail as soon as possible after they occur: The e-mail correspondence should include:

     1.   Recipient's name and address;
     2.   Award title and number;
     3.   Date;
     4.   Brief statement of problem or event;
     5.   Anticipated impacts; and
     6.   Corrective action taken or recommended.

     The Special Status Report should document the incidents listed below:

     1.   Developments that have a significant favorable impact on the project.

     2. Problems, delays, or adverse conditions which materially impair the recipient's ability to meet the objectives of the award or which may require DOE to respond to questions relating to such events from the public The recipient must report any of the following incidents and include the anticipated impact and remedial action to be taken to correct or resolve the problem/condition:

          a. Any single fatality or injuries requiring hospitalization of five or more individuals.

          b.   Any significant environmental permit violation.

          c. Any verbal or written Notice of Violation of any Environmental, Safety, and Health statutes.

          d. Any incident which causes a significant process or hazard control system failure.

          e. Any event which is anticipated to cause a significant schedule slippage or cost increase.

          f.   Any damage to Government-owned equipment in excess of $50,000.

          g. Any other incident that has the potential for high visibility in the media.

          h. Any incident which causes a significant process or hazard control system failure, or is indicative of one which may lead to any of the above defined incidents, is to be reported as soon as possible, but within 5 days of discovery.

     When an event results in the need to issue a written or verbal statement to the local media, the statement is to be cleared first; if possible, and coordinated with NETL Communications and Public Affairs Division, the DOE Project Officer and the Contracting Officer.

II.  SCIENTIFIC/TECHNICAL REPORTING
     ------------------------------

     Scientific/Technical Reporting includes: Final Scientific/Technical Report, Topical Reports, Journal Articles, Conference Proceedings and Papers, Software, and Conference Records.

     FINAL SCIENTIFIC/TECHNICAL REPORT
     ---------------------------------

     The Final Scientific/Technical Report shall document and summarize all work performed during the award period in a comprehensive manner. It shall also present findings and/or conclusions produced as a consequence of this work. This report shall not merely be a compilation of information contained in other reports, but shall present that information in an integrated fashion, and shall be augmented with findings and conclusions drawn from the research as a whole.

     TOPICAL REPORTS
     ---------------

     Topical reports are intended to provide a comprehensive statement of the technical results of the work performed for a specific task or subtask of the Statement of Project Objectives, or detail significant new scientific or technical advances. If required, DOE shall review and approve the report outline prior to submission of the report.

     GUIDELINES FOR ORGANIZATION OF FINAL SCIENTIFIC/TECHNICAL AND TOPICAL
     REPORTS
     ---------------------------------------------------------------------

     The following sections should be included (as appropriate) in the final scientific/technical report and topical reports in the sequence shown. Any section denoted by an asterisk is required in all technical reports.

          TITLE PAGE* - The Title Page of the report itself must contain the following information in the following sequence:

               Report Title
               Type of Report (Final Scientific/Technical or Topical) Reporting Period Start Date
               Reporting Period End Date
               Principal Author(s)
               Date Report was Issued (Month [spelled out] and Year
               [4 digits])
               DOE Award Number (e.g., DE-FG26-04NT12345) and if appropriate, task number
               Name and Address of Submitting Organization (This section should also contain the name and address of significant subcontractors/sub-recipients participating in the production of the report.)

          DISCLAIMER* -- The Disclaimer must follow the title page, and must contain the following paragraph:

               "This report was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof."

          ABSTRACT* - should be a brief, concise summary of the report.

          TABLE OF CONTENTS*

          EXECUTIVE SUMMARY* - this should be a well organized summary that highlights the important accomplishments of the research during the reporting period. It should be no less than one page and no more than two pages in length, and should be single spaced. This summary must be more comprehensive than the traditional "abstract."

          REPORT DETAILS - The body of the final scientific/technical or topical report should address topics such as the following:

               Experimental methods: Describe, or reference all experimental methods being utilized. Also provide detail(s) about materials and equipment used. Standard methods should reference the appropriate literature, where details can be obtained. Equipment should be described only if it is not standard, or if information is not available thru the literature or other reference publications.

               Results and discussions: This section should include enough relevant data, especially statistical data, to allow the project manager to justify the conclusions. Explain how the data was interpreted and how it relates to the original purpose of the research. Be concise in the discussion on how this research effort solved or contributed to solving the original problem.

               Conclusion: The conclusion should not simply reiterate what was already included in "Results and Discussion" but should summarize what has already been presented, and include any logical implications of how the successes are relevant to technology development in the future. This is extremely important, since "relevancy" continues to be a criterion of the program.

          GRAPHICAL MATERIALS LIST(S)
          REFERENCES
          BIBLIOGRAPHY
          LIST OF ACRONYMS AND ABBREVIATIONS
          APPENDICES (IF NECESSARY)

     SUPPLEMENTAL GUIDELINES
     -----------------------

     Technical reporting SHALL NOT include Limited Rights Data (such as restricted, proprietary or business sensitive information). Limited Rights Data shall be submitted in a separate appendix to the technical report. This appendix SHALL NOT be submitted in an electronic format but rather submitted in ONE ORIGINAL AND THREE (3) PAPER COPIES along with the paper version of the sanitized technical report deliverable. The appendix shall not be referenced in or incorporated into the sanitized technical report deliverable under the contract. The appendix must be appropriately marked and identified. Further, if this award authorizes the awardee under the provisions of The Energy Policy Act of 1992 to request protection from public disclosure for a limited period of time of certain information developed under this award, technical reports SHALL NOT contain such Protected EPAct Information. Such information shall be submitted in a separate appendix to the technical report that is suitable for release after the agreed upon period of protection from public disclosure has expired. The appendix shall not be referenced in or incorporated into the sanitized technical report deliverable under the contract. In accordance with the clause titled "Rights in data--programs covered under special data statutes," the appendix must be appropriately marked and identified

     Company Names and Logos -- Except as indicated above, company names, logos, or similar material should not be incorporated into reports.

     Copyrighted Material -- Copyrighted material should not be submitted as part of a report unless written authorization to use such material is received from the copyright owner and is submitted to DOE with the report.

     Measurement Units -- All reports to be delivered under this instrument shall use the SI Metric System of Units as the primary units of measure. When reporting units in all reports, primary SI units shall be followed by their U.S. Customary Equivalents in parentheses ( ). The Recipient shall insert the text of this clause, including this paragraph, in all subcontracts under this award. Note: SI is an abbreviation for "Le Systeme International d'Unites."

     ELECTRONIC MEDIA STANDARD FOR PREPARATION OF TECHNICAL REPORTS
     --------------------------------------------------------------

     PRESENTATION: The Recipient shall submit one quality permanent paper copy for storage (permanent or alkaline paper) and an electronic version of each technical report in PDF format. ELECTRONIC REPORTS MUST BE SUBMITTED IN THE ADOBE ACROBAT PORTABLE DOCUMENT FORMAT (PDF). REPORTS SUBMITTED IN A FORMAT OTHER THAN ADOBE WILL BE REJECTED, RETURNED AND CONSIDERED DELINQUENT. The report must be one complete integrated file containing all text, tables, diagrams, photographs, schematics, graphs, and charts. Multiple files for various report segments are unacceptable and will be rejected. The electronic file(s) may be submitted on an ISO9660-format CD-ROM.



     FORMAT: The electronic file(s) must be submitted on CD-ROM and labeled as follows:

          DOE Award Number
          Type/Frequency of Report(s)
          Reporting Period (if applicable)
          Name of submitting organization
          Name, phone number and fax number of preparer

     JOURNAL ARTICLES, CONFERENCE PAPERS AND PROCEEDINGS GENERATED BY A SMALL BUSINESS OR NONPROFIT ORGANIZATION FOR DOE REVIEW
     ------------------------------------------------------------------------

     The Recipient shall submit to DOE for review and approval all documents generated by the Recipient, or any subcontractor, which communicate the results of scientific or technical work supported by DOE under this award, whether or not specifically identified in the award, prior to submission for publication, announcement, or presentation. Such documents include journal articles, conference papers and proceedings, etc. The Recipient shall submit a draft version of the document to the DOE Project Officer prior to the publication, presentation, or announcement. The DOE Project Officer shall review the draft version of the document and notify the Recipient of approval or recommended changes. The final version shall be submitted to the NETL AAD Document Control Coordinator.

     The following information shall be provided for conference papers and proceedings, etc.

          -- Name of conference
          -- Location of conference (city, state, and country)
          -- Date of conference (month/day/year)
          -- Conference sponsor

III. FINANCIAL REPORTING
     -------------------

     FINANCIAL STATUS REPORT (STANDARD FORM 269 OR 269A)
     ---------------------------------------------------

     This report is used for the Recipient to provide regular periodic accounting of project funds expended. The accounting may be on either a cash or accrual basis. Actual total expenditures and obligations incurred, but not paid, are reported for each reporting period for each major activity. Provision is made to identify the Federal and non-Federal share of project outlays for each identified activity.

IV.  CLOSEOUT REPORTING
     ------------------

     PATENT CERTIFICATION (DOE F 2050.11)
     ------------------------------------

     This certificate submitted on DOE F 2050.11 is due immediately upon completion or termination of the award.

     PROPERTY CERTIFICATE (NETL F 580.1-9)
     -------------------------------------

     This certificate submitted on the NETL F 580.1-9 is due immediately upon completion or termination of the award. The recipient must attach to this certificate a final/completion inventory of all recipient acquired real estate, equipment, and materials/supplies as specified in the appropriate 10 CFR 600 Financial Assistance Regulation.


V.   OTHER REPORTING - None
     ---------------

                          ATTACHMENT C - BUDGET PAGE(S)
                          -----------------------------

 DOE F 4600.4#              U.S. DEPARTMENT OF ENERGY             OMB Control No
 (09-92)                                                               1910-0400
 Replaces EIA-459CF
  All Other Editions
     Are Obsolete
                      Federal Assistance Budget Information
                         OMB Burden Disclosure Statement
                         -------------------------------

Public reporting burden for this collection of information is estimated to average 1.87 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Office of Information Resources Management, AD-241.2 - GTN, Paperwork Reduction Project (1910-0400), U.S. Department of Energy, 1000 Independence Avenue, S.W., Washington, DC 20585; and to the Office of Management and Budget (OMB), Paperwork Reduction Project (1910-0400), Washington, DC 20503.

---------------------------------------------------------------------------------------------------------------------------
1. Program/Project Identification No.                        2. Program/Project Title
     DE-FC26-05NT42307                                          "Low-Cost Options for Moderate Levels of Mercury Control"
---------------------------------------------------------------------------------------------------------------------------
3. Name and Address                                          4. Program/Project Start Date
   ADA-ES, Inc.                                                  02/**/05
   8100 SouthPark Way, Unit B                                --------------------------------------------------------------
   Littleton, CO 80120                                       5. Completion Date
                                                                02/**/08
---------------------------------------------------------------------------------------------------------------------------
                                                SECTION A - BUDGET SUMMARY
---------------------------------------------------------------------------------------------------------------------------
Grant Program
 Function or            Federal          Estimated Unobligated Funds                    New or Revised Budget
   Activity           Catalog No.      ------------------------------- ----------------------------------------------------
     (a)                  (b)              Federal       Non-Federal         Federal            Non-Federal        Total
------------------ ------------------- --------------- --------------- -------------------- -------------------- ----------
1.Year 1                81.089                                               $595,189             $203,331        $798,520
2.Year 2                                                                   $1,708,587             $690,720       $2,399,307
3.Year 3                                                                   $1,642,546             $607,537       $2,250,083
4.  TOTALS                                    $               $            $3,946,322           $1,501,588       $5,447,910
---------------------------------------------------------------------------------------------------------------------------

                                               SECTION B - BUDGET CATEGORIES
---------------------------------------------------------------------------------------------------------------------------
6. Object Class Categories      Grant Program, Function or Activity
---------------------------------------------------------------------------------------------------------------------------
                             (1) Year 1         (2) Year 2       (3) Year 3           (4) Year 4       Total (5)
---------------------------------------------------------------------------------------------------------------------------
a.  Personnel                $71,244            $219,849         $198,143             $                $489,236
---------------------------------------------------------------------------------------------------------------------------
b.  Fringe Benefits
    (included in j. below)
---------------------------------------------------------------------------------------------------------------------------
c.  Travel                   36,126             104,083          86,200                                226,409
---------------------------------------------------------------------------------------------------------------------------
d.  Equipment
---------------------------------------------------------------------------------------------------------------------------
e.  Supplies                                    47,100           38,380                                85,480
---------------------------------------------------------------------------------------------------------------------------
f.  Contractual              368,821            730,051          662,350                               1,761,222
---------------------------------------------------------------------------------------------------------------------------
g.  Construction
---------------------------------------------------------------------------------------------------------------------------
h.  Other                    7,322              314,244          327,419                               648,985
---------------------------------------------------------------------------------------------------------------------------
i.  Total Direct Charges     483,513            1,415,327        1,312,492                             3,211,332
---------------------------------------------------------------------------------------------------------------------------
j.  Indirect Charges         315,007            983,980          937,591                               2,236,578
---------------------------------------------------------------------------------------------------------------------------
k.  TOTALS                   $798,520           $2,399,307       $2,250,083           $                $5,447,910
---------------------------------------------------------------------------------------------------------------------------
7.  Program Income           $N/A               $N/A             $N/A                 $N/A             $
---------------------------------------------------------------------------------------------------------------------------

                                                     50

                   ATTACHMENT D -- RECIPIENT ACQUIRED PROPERTY
                   -------------------------------------------


DESCRIPTION OF PROPERTY                               ESTIMATED ACQUISITION COST
-----------------------                               --------------------------

EQUIPMENT                                             NONE
(Tangible, nonexpendable personal property charged directly to the award having a useful life of more than one year and an acquisition cost of $5,000 or more per unit.)

                                                                        TOTAL
                                                                      ----------
Non-Expendable Property
-----------------------
   Misc. M&S                                                          $        0
   Sorbent                                                            $        0
   Non-Expendable M&S Through Subcontractors (See Note 1)             $  471,466
   Non-Expendable M&S for ACI Equipment                               $        0
   NORIT Activated Carbon                                             $        0
   Other                                                              $        0

Expendable Materials and Supplies
---------------------------------
   Misc. M&S
      Fittings                                                        $    7,558
      Glassware                                                       $    2,790
      Chemicals                                                       $   38,823
      Tubing, heated lines                                            $   28,824
      Filters                                                         $    7,485
                                                                      ----------
      Subtotal Misc. M&S                                              $   85,480


   Sorbent                                                            $  242,123
   Expendable M&S Through Subcontractors (See Note 2)                 $  159,069
   Expendable M&S for ACI Equipment (See Note 3)                      $   33,300
   NORIT Activated Carbon                                             $   86,382
   Other                                                              $        0

   TOTAL                                                              $1,077,820

----------

Note 1. Misc. pipe fittings, steel, scaffolding, electricals, hardware, platforms, etc.

Note 2. Misc. tubing, fittings, valves, chemicals, electrical parts, glassware, hardware, etc.

Note 3. Misc. hardware and upgrade allowance for sorbent injection system.